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                                                                  EXHIBIT (15)

                [LETTERHEAD OF PICCERELLI GILSTEIN & COMPANY]




November 10, 1994




                     SECURITIES AND EXCHANGE COMMISSION:


WE ARE AWARE THAT FIRST OF AMERICA BANK CORPORATION HAS INCLUDED OUR COMPILATION REPORT DATED OCTOBER 28, 1994, IN THE PROSPECTUS/PROXY STATEMENT CONSTITUTING PART OF ITS REGISTRATION STATEMENT ON FORM S-4 WITH RESPECT TO THE UNAUDITED INTERIM FINANCIAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993.


/s/ PICCERELLI, GILSTEIN & COMPANY

Piccerelli, Gilstein & Company